Exhibit 23.30

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 2 to Registration Statement (Form S-1 No. 333-193254) of Viggle, Inc. of our report dated December 6, 2013, relating to the financial statements of Wetpaint.com, Inc. as of December 31, 2012 and 2011, and for the years then ended, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Seattle, Washington
March 14, 2014